UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L

(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

382-386 Route de Longwy
L-2212 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)

(352) 226027
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 10.1

Item 1.01. Entry into a Material Definitive Agreement.

     On January 25, 2005, Jafra Worldwide Holdings (Lux) S.àr.l., through its wholly-owned subsidiary, Jafra Cosmetics International, Inc. (the “Company”), entered into an employment agreement with its Chief Financial Officer, Gary Eshleman (the “Agreement”). The Agreement is effective as of October 1, 2004 and provides for a base salary of $240,000 per year. Either party may terminate the Agreement at any time for any reason. If the Company terminates Mr. Eshleman without Cause (as such term is defined in the Agreement), he will be entitled to receive severance in an amount equal to twelve months’ salary plus, if he elects, the Company will continue to pay the “employer portion” of his health insurance coverage for six months after termination. The severance payment is the exclusive severance payment to which Mr. Eshleman is entitled and includes any other payments he might be entitled to receive under any Company severance plan, program or policy.

     A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Employment Agreement with Gary Eshleman, effective October 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Gary Eshleman
Gary Eshleman
Chief Financial Officer

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